UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2015

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

            On March 2, 2015, SunOpta Inc. (“SunOpta”) and its subsidiary SunOpta Grains and Foods Inc., (the “Buyer”) entered into a Unit Purchase Agreement (the “UPA”) for the purchase of Citrusource, LLC (“Citrusource”). The UPA provides for Buyer’s acquisition of all of the issued and outstanding units of Citrusource for a combination of $13.3 million in cash due on closing, plus future payments dependent on the achievement of specific performance targets. The cash due on closing is subject to certain post-closing adjustments. The transaction closed contemporaneously with the execution of the UPA.

            The foregoing description of the UPA is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the UPA, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

ITEM 7.01. REGULATION FD DISCLOSURE.

            A copy of SunOpta’s press release announcing the execution of the UPA is attached to this report as Exhibit 99.1. The information contained in Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under Section 18 of the Exchange Act. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of SunOpta under the Securities Act of 1933 or the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

            The list of exhibits In the Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Robert McKeracher
Robert McKeracher
Vice President and Chief Financial Officer

Date	March 5, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1+

Unit Purchase Agreement, dated March 2, 2015, by and among SunOpta Grains and Foods Inc., as Buyer, SunOpta, Inc., as Parent, Orange County Citrus Holdings Group, LLC and Robert Aicklen, as Sellers, and Bryan Mandel, as Guarantor and Seller Representative.

99.1	Press Release dated March 2, 2015

+

Exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. SunOpta will furnish copies of the omitted exhibits and schedules to the Securities and Exchange Commission upon its request.